                                                                   EXHIBIT 10.50
                                                                   -------------

                             EMPLOYMENT AGREEMENT
                             --------------------



          THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of January 1, 1998, and is entered into by and between Calmar Inc., a Delaware corporation (the "Corporation"), and Richard J. Hartl (the "Executive").


                                R E C I T A L S:
                                - - - - - - - -

          A. The Corporation and the Executive have heretofore entered into that certain Employment Agreement dated as of September 1, 1994 which Agreement expired by its terms on December 31, 1997.

          B. The Corporation desires to continue to have the benefit of the services of the Executive and the Executive desires to continue to render such services to the Corporation.

          C. The Corporation and the Executive desire to set forth the terms and conditions of the Executive's continued employment with the Corporation in this Agreement.


                               A G R E E M E N T:
                               - - - - - - - - -


          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

          1.   Employment.  The Corporation hereby continues the Executive's
               ----------
employment, and the Executive hereby accepts such continued employment with the Corporation, on the terms set forth herein. The Executive shall serve as President and Chief Executive Officer of the Corporation, and shall perform all the duties that are usual and customary for the offices of President and Chief Executive Officer, including, without limitation, the performance of all services and acts necessary or advisable to assist in the management, conduct and successful operations of the business of the Corporation and such other usual and customary duties as may be assigned to him from time to time by the Corporation's Board of Directors (the "Board"), subject always to the policies set by the Board and the Bylaws of the Corporation.

          2.   Employment Term.  This Agreement shall be for a term commencing
               ---------------
on January 1, 1998 and automatically terminating on the later of (i) the close of business on the date on which a Change of Control (as hereinafter defined) occurs or (ii) May 2, 1998, unless earlier terminated pursuant to the terms hereof (the "Employment Term").

          3.   Principal Office.  The Executive's principal office and normal
               ----------------
place of work, subject to reasonable travel, shall be at the executive offices of the Corporation located in City of Industry, California.

          4.   Compensation, Expenses and Benefits.
               -----------------------------------

               4.1    Base Salary.  The Executive shall receive a base salary
                      -----------
during the Employment Term at the rate of $301,000 per annum, payable in accordance with the Corporation's standard payroll procedures.

               4.2    Bonus.  In addition to the amount set forth in Section 4.1
                      -----
hereof, the Executive shall be entitled to a bonus for the Employment Term as payable under the Corporation's Executive Incentive Compensation Plan based on the "Target Opportunity Percentage" (as defined in said plan) and prorated for applicable portion of the Corporation's 1998 fiscal year corresponding to the period of the Employment Term.

               4.3    Expenses.  During the Employment Term, the Executive shall
                      --------
be reimbursed for his reasonable travel, entertainment, business, meeting and similar expenditures, incurred for the benefit of the Corporation in accordance with the policies of the Corporation as adopted by the Board from time to time. As an additional condition to the reimbursement of such expenses by the Corporation to the Executive, the Executive shall provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail and with adequate documentation to allow the Corporation to confirm the business nature of the expenses and claim an income tax deduction for such paid items, if such items are deductible.

               4.4    Additional Benefits.
                      -------------------

               (a) During the Employment Term, the Executive shall be entitled to all rights and benefits under any life, family medical and dental insurance plans and long-term or permanent disability plans which the Corporation adopts from time to time for executive officers of the Corporation, subject to any waiting periods or other qualifications or limitations set forth in such plans.

               (b) In addition to, and not in limitation of the benefits provided under Section 4.4(a) hereof, the Executive shall be entitled to receive the same type and amount of benefits provided under the Calmar Inc. Retiree Health Benefit Plan (the "Retiree Health Plan"), in the event that the Executive satisfies the conditions for eligibility to participate in the Retiree Health Plan. Notwithstanding anything in the Retiree Plan to the contrary:

                 (i) The Executive will be entitled to benefits described in the preceding sentence before he reaches the age of sixty-five if the Executive completes five or more years of credited service, as determined under the rules of the Retiree Health Plan;

                 (ii) The Company shall have the discretion as to whether the benefits payable to the Executive under this Section 4.4(b) shall be paid through the Retiree Health Plan, an individual insurance contract, by self-funding or otherwise; and

                 (iii) Benefits shall be payable under clause (ii) above only if the Executive remains employed by the Company continuously until retirement, unless the Executive is terminated by the Company without Cause or there occurs a Change of Control (as hereinafter defined), in which event benefits shall be payable as if the Executive had completed five or more years of credited service and retired.

          (c) During the Employment Term, the Executive shall be entitled to four weeks per year of paid vacations, as well as personal and sick days consistent with the general policy of the Corporation adopted by the Corporation from time to time for its executive officers.

          (d) During the Employment Term, the Executive will participate in the Corporation's Executive Auto Policy No. 3000 to compensate the Executive for expenses incurred in connection with the use of an automobile (including, without limitation, insurance, maintenance and gasoline therefor) in the performance of the Executive's duties hereunder.

          (e) During the Employment Term, the Executive shall have the right to participate in a Supplemental Executive Retirement Plan ("SERP"). Benefits shall be payable under the SERP only if the Executive remains employed by the Corporation continuously until retirement, unless the Executive is terminated by the Company without Cause or there occurs a Change of Control (as hereinafter defined), with the benefits payable thereunder to become payable immediately upon termination. The amount of the annual benefit payable with respect to the Executive shall be determined in accordance with whichever of the following payment schedules the Executive elects:

                              Amount of Benefit
                              -----------------
 Age at Benefit                                   Joint and Survivor
 --------------                                   ------------------
 Commencement         Single Life Annuity              Annuity
-----------------     -------------------              -------
         60                   30,000                   27,300
         61                   39,000                   35,490
         62                   48,000                   43,680
         63                   57,000                   51,870
         64                   66,000                   60,060
65 or older                   75,000                   68,250

The Executive's benefit under the SERP shall be offset, on a dollar for dollar basis, by the benefit payable to the Executive under the Calmar Pension Plan (the "Pension Plan"). The Executive's election as to the form of the benefit payable under the SERP shall be the same as the Executive's election as to the form of the benefit payable under the Pension Plan. If the Executive elects that his benefit under the Pension Plan be payable in the form of a Single Life Annuity, the amount of the benefit under the SERP shall be payable in the form of a Single Life Annuity. On the other hand, if the Executive elects that his benefit under the Pension Plan be payable in the form of a Joint and Survivor Annuity, the amount of the benefit under the SERP shall be payable in the form of a Joint and Survivor Annuity.

          5.   Termination of Employment.
               -------------------------

               5.1   Termination For Cause.
                     ---------------------

                     (a) The Corporation may terminate the employment of the Executive for Cause (as hereinafter defined) at any time during the Employment Term by giving written notice thereof to the Executive in accordance with
Section 8.7 hereof. Cause, as used herein, means: (i) fraud, embezzlement, gross negligence or other illegal or wrongful conduct engaged in by the Executive materially detrimental to the business or reputation of the Corporation; (ii) the conviction of the Executive of a felony; (iii) the development or pursuit of interests by the Executive materially adverse to the Corporation; or (iv) the intentional imparting by the Executive of material confidential information relating to the Corporation or any of its businesses to a third party, other than in the course of performing his duties hereunder.

                     (b) Upon termination in accordance with this Section 5.1, the Executive shall be entitled to no further compensation hereunder other than
(i) the base salary provided by Section 4.1 hereof earned hereunder through the effective date of such termination but not paid previously by the Corporation;
(ii) the reimbursement of expenses provided by Section 4.3 hereof through the effective date of such termination but not reimbursed previously by the Corporation; and (iii) the benefits provided by
Section 4.4 hereof through the effective date of such termination. Such payments shall be made by the Corporation on the effective date of such termination.


               5.2   Voluntary Termination by the Executive.
                     --------------------------------------

                     (a) The Executive may terminate his employment at any time during the Employment Term by giving no less than 30 days' prior written notice to the Corporation in accordance with Section 8.7 hereof.

                     (b) Upon termination in accordance with this Section 5.2, the Executive shall be entitled to no further compensation hereunder other than
(i) the base salary provided by Section 4.1 hereof earned hereunder through the effective date of such termination but not paid previously by the Corporation;
(ii) the reimbursement of expenses provided by Section 4.3 hereof through the effective date of such termination but not reimbursed previously by the Corporation; and (iii) the benefits provided by Section 4.4 hereof earned hereunder through the effective date of such termination. Such payments shall be made by the Corporation on the effective date of such termination.

               5.3   Termination Due to Death or Disability.
                     --------------------------------------

                     (a) This Agreement shall automatically terminate upon the death of the Executive. In addition, if any disability or incapacity of the Executive to perform his duties as the result of any injury, sickness or physical, mental or emotional condition continues for a period of 90 days in any 12-month period during the Employment Term, or can reasonably be expected to continue for such period (in either case, a "Disability"), the Corporation may terminate the Executive's employment by giving 15 days' prior written notice thereof to the Executive in accordance with Section 8.7 hereof.

                     (b) Upon termination in accordance with this Section 5.3, the Executive (or the Executive's estate, as the case may be) shall be entitled to no further compensation hereunder other than (i) the base salary provided by
Section 4.1 hereof earned hereunder through the date of death but not paid previously by the Corporation, or in the case of a Disability, through the effective date of such termination as provided in the notice but not paid previously by the Corporation; (ii) the bonus provided by Section 4.2 hereof earned under the Corporation's Incentive Plan, as amended, for the most recently completed fiscal year of the Corporation prior to the date of death (as determined pursuant to the Corporation's Incentive Plan, as amended) but not paid previously by the Corporation, or in the case of a Disability, prior to the effective date of such termination as provided in the notice (as determined pursuant to the Corporation's Incentive Plan, as amended) but not paid previously by the Corporation; (iii) the reimbursement of expenses provided by Section 4.3 hereof through the date of death but not reimbursed previously by the Corporation, or in the case of a Disability, through the effective date of such termination as provided in the notice but not reimbursed previously by the Corporation; and (iv) the benefits provided by Section 4.4 hereof through the date of death, or in the case of a Disability, through the effective date of such termination as provided in the notice. Such payments shall be made by the Corporation within 30 days after the date of death of the Executive, or in the case of a Disability, on the effective date of such termination as provided in the notice.

               5.4   Termination Without Cause by the Corporation.
                     --------------------------------------------

                     (a) The Corporation may terminate the Executive's employment under this Agreement without Cause at any time during the Employment Term.

                     (b) Upon termination in accordance with this Section 5.4, the Executive shall be entitled to no further compensation hereunder other than
(i) 125 percent of the base salary provided by Section 4.1 hereof payable for the remaining period of the Employment Term as if the Executive's employment hereunder was not terminated, provided that in no event shall the amount payable under this clause (i) be less than the amount of the annual base salary (including any amounts deferred under the Deferred Compensation Plan) for a 12 month period as provided by Section 4.1; (ii) the bonus provided by Section 4.2 hereof earned under the Corporation's Incentive Plan, as amended, for the most recently completed fiscal year of the Corporation prior to the effective date of termination (as determined pursuant to the Corporation's Incentive Plan, as amended) but not paid previously by the Corporation; (iii) the reimbursement of expenses provided by Section 4.3 hereof through the effective date of such termination but not reimbursed previously by the Corporation; and (iv) the benefits provided by Section 4.4 hereof through the effective date of such termination. The payments referred to in clause (i) of this Section 5.4(b) shall be made, at the option of the Executive, either in accordance with the Corporation's standard payroll procedures for the period during which such payments are required to be so paid or in one lump sum payment within 15 days after the effective date of such termination. The payments referred to in clauses (ii), (iii) and (iv) of this Section 5.4(b) shall be made by the Corporation on the effective date of such termination.

          5.5        Obligation to Mitigate.  The Executive shall be obligated
                     ----------------------
to make reasonable efforts to mitigate damages or the amount of any payments provided for under Section 5.4(b) of this Agreement upon termination for any reason of the Executive's employment by the Corporation by seeking other employment, and the amount of any payments provided for under this Agreement upon such termination shall be reduced by any compensation or other remuneration earned by the Executive as a result of employment by another employer after the date of termination or otherwise. In addition, the payments required pursuant to clause (v) of Section 5.4 terminate at such time as the Executive becomes eligible for coverage under a group health plan sponsored by a subsequent employer of the Executive. The Executive shall promptly provide the Corporation with any payroll stubs, W-2 forms and other evidence of compensation, remuneration and incentives, as the Corporation may reasonably request.

          6.   Rights After a Change of Control.
               --------------------------------

                      (a) Upon and following a Change of Control (as hereinafter defined) the Executive shall be entitled to the following:

                          (i)    The Executive shall be entitled to continued
use of the 1997 BMW 740i (the "Vehicle") currently leased by the Corporation for the Executive during the remainder of the current lease term (expiring July
2001). The Corporation shall continue to pay the monthly lease payments and any other amounts due under the lease as currently paid by the Corporation, but the Executive's entitlement to participate under the Corporation's Executive Auto Policy (referred to in Section 4.4(d) above) shall cease upon the Change of Control. The Executive shall be responsible for maintaining and insuring the Vehicle in good condition. The Executive shall be entitled to purchase the Vehicle at any time in accordance with the provisions of the Corporation's Executive Auto Policy No. 3000.

                          (ii)   The Corporation shall transfer title and
ownership of that certain personal computer (Model IBM 760 ThinkPad and Docking Station) currently used by the Executive to the Executive without requirement of any payment.

                          (iii)  The Corporation agrees (to the extent permitted
by applicable law) to continue the participation of the Executive and his dependants (to the extent currently participating) in the Calmar Executive Medical Plan (or any successor comparable plan adopted by the Corporation) until the Executive reaches age 65, with the Corporation paying all premiums and other costs attributable thereto, except that the Executive shall be responsible for paying the premiums or other payments as generally required of senior executives of the Corporation from time to time. In the event that the Corporation shall fail to maintain the Calmar Executive Medical Plan or any successor comparable plan, or that the Executive shall be deemed to be ineligible to continue participation therein for himself and/or his dependants, the Corporation will pay up to $400 per year to cover the cost of premiums for a similar plan until the Executive reaches age 65.

                      (b) "Change of Control", as used herein, means: (i) the acquisition in one or more transactions of beneficial ownership (within the meaning of Rule 13d(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by (y) any person or entity (other than FS Equity Partners II, L.P., a California limited partnership

("FSEP") and its affiliates) or (z) any group (as defined in Section 13(d) under the Exchange Act) other than FSEP and its affiliates of any Voting Stock of the Corporation such that, as a result of such acquisition, such person, entity or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Corporation, or (ii) the sale of all or substantially all of the assets of the Corporation (including within such assets the capital stock of any subsidiary) and its subsidiaries, in a single transaction or a series of transactions, to any person or persons. "Voting Stock" as used in this Section 6(b) shall mean all shares having general voting power to vote in any election of the Board of Directors of the Corporation.


          7.   Noncompetition and Confidential Information.
               -------------------------------------------

               7.1   Noncompetition.  As long as the Executive is employed by
                     --------------
the Corporation, the Executive shall not directly or indirectly (i) engage in;
(ii) own or control any interest in (except as a passive investor of not more than five percent of the capital stock or publicly traded notes or debentures of a publicly held company); or (iii) act as a director, officer, manager, employee trustee, agent, partner, trade venturer, manager, participant, consultant or be obligated to, or connected in any advisory, business or ownership capacity with any Person (a "Competitor") that directly or indirectly (A) conducts any activity in competition with the business of the Corporation, including the production, promotional and marketing activities of the Corporation or engages in the distribution of products or services which compete with the business of the Corporation; (B) provides management, consulting, advisory or similar services to any Person so engaged, or takes any action to finance, guarantee or provide any similar assistance to any Person so engaged; or (C) influences or attempts to influence any Person who is a contracting party with the Corporation with respect to the action of the Corporation to terminate or amend any written or oral agreement with the Corporation. For the purposes of this Agreement the Executive shall be deemed to be indirectly engaging in any business which is a Competitor if the Executive in any way provides, or facilitates the provision of, funds, credit enhancements or other financial support to any Competitor whether or not the Executive thereby obtains an interest in such Competitor.

               7.2   Nondisclosure of Confidential Information. Except as
                     -----------------------------------------
directed by the Corporation in writing or as required by applicable law, the Executive shall not at any time during or after the Employment Term, disclose any confidential information of the Corporation or any of its Affiliates to any Person whatsoever, examine or make copies of any reports or other documents, papers, memoranda or extracts, nor utilize for his own benefit or for the benefit of any other party any such confidential information, and the Executive shall at all times exercise diligence to maintain any secret or proprietary character of all confidential information.

               7.3   Survivability.  The Executive acknowledges that his
                     -------------
obligations hereunder shall continue beyond the Employment Term with respect to any confidential information which came into his possession during the Employment Term, and these obligations shall be binding upon his assigns, executors, administrators and other legal representatives.

               7.4   Return of Confidential Information.  Upon termination of
                     ----------------------------------
the Executive's employment, the Executive shall promptly deliver to the Corporation all drawings, blueprints, manuals, lists, documentation, tapes, disks and other storage media, letters, notes, notebooks, reports, flow charts and all other materials in his possession or under his control relating to the Corporation's activities and constituting, making use of or referring to any confidential information, as well as all other property of the Corporation or its respective clients which is then in the Executive's possession or under the Executive's control.

          8.   Miscellaneous.
               -------------

               8.1   Assignment.  The services to be performed by the Executive
                     ----------
hereunder are personal in nature, and the obligations to perform such services and the conditions and covenants of this Agreement cannot be delegated by the Executive. The Corporation may assign (provided that such assignment is with full recourse), with absolute discretion, any or all of its rights, and delegate, with absolute discretion, any or all of its obligations, under this Agreement to any of its affiliates, successors and assigns.

               8.2   Waiver and Amendment.  No waiver of any term, provision or
                     --------------------
condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. This Agreement may be amended only by a written agreement signed by the parties hereto.

               8.3   Entire Agreement.  This Agreement constitutes the entire
                     ----------------
agreement of the parties hereto and supersedes and replaces any and all prior agreements and understandings, whether oral or written, express or implied, between the parties with respect to the subject matter herein.

               8.4   Severability.  Nothing in this Agreement shall be construed
                     ------------
so as to require the commission of any act contrary to law, and wherever there may be any conflict between any provision of this Agreement and any statute, ordinance, regulation, or other Rule of law, the latter shall prevail, but in such event the provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of such law. In no event shall such illegality or invalidity affect the remaining parts of this Agreement.

               8.5   Captions.  The captions of the several sections and
                     --------
paragraphs of this Agreement are used for convenience only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

               8.6   Applicable Law.  This Agreement shall be governed by, and
                     --------------
construed in accordance with, the laws of the State of California.

               8.7   Notices.  Except as otherwise provided herein, any notice
                     -------
or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, by first class, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

               If to the Corporation:

                     Calmar Inc.
                     333 South Turnbull Canyon Road
                     City of Industry, California  91749
                     Attention:  Mr. C. Richard Huebner

               If to the Executive:

                     Mr. Richard J. Hartl
                     5168 Oakwood Avenue
                     La Canada, California  91001

               In each case, with copies to:

                     Freeman Spogli & Co. Incorporated
                     11000 Santa Monica Blvd., Suite 1900
                     Los Angeles, California  90025
                     Attention:  Mr. William M. Wardlaw

                     Riordan & McKinzie
                     300 South Grand Avenue, 29th Floor
                     Los Angeles, California  90071
                     Attention:  Richard J. Welch, Esq.

                     Alan Stamm, Esq.
                     1840 Century Park East, Floor 8
                     Los Angeles, California  90067


               8.8   Withholding Taxes.  Any and all payments required to be
                     -----------------
made to the Executive under this Agreement shall be subject to the deduction of any and all applicable federal, state, social security and other taxes the Corporation is required to withhold from its employees generally.

               8.9   Arbitration.  Any dispute or controversy arising under
                     -----------
or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of California, County of Los Angeles, in accordance with the rules of the American Arbitration Association then in effect. The parties hereto expressly authorize the arbitrators to award attorneys' fees to the prevailing party in the manner and to the extent that such arbitrators deem appropriate. Judgment may be entered on the arbitrator's award in any court having jurisdiction. To the extent necessary to obtain any provisional relief of any dispute or controversy arising under or in connection with this Agreement, the Corporation and the Executive expressly consent to the jurisdiction of the State of California, County of Los Angeles, and consent that any service of process therefor may be made by personal service upon the Corporation or the Executive wherever each may be located, or by certified or registered mail directed to the Corporation or the Executive at each such party's last known address.

               8.10  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed a original, and all of which together shall constitute a single, original Agreement.


               IN WITNESS WHEREOF, this Agreement has been executed by each of the parties effective as of the day and year first above written.


                               THE CORPORATION:

                               CALMAR INC.,
                               a Delaware corporation



                               By:
                                     ----------------------------
                                     Name:
                                          -----------------------
                                     Its:
                                         ------------------------



                               THE EXECUTIVE:


                               ----------------------------------
                               RICHARD J. HARTL